Exhibit 24.4

              POWER OF ATTORNEY FOR FORM S-4 REGISTRATION STATEMENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DONALD A. WRIGHT, with full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratify and conform all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on November 25, 1998:


             Signature                                 Title
             ---------                                 -----

  /s/ IVAN G. SARDA                    President and Director (Principal
----------------------------------     Executive Officer)
      Ivan G. Sarda


  /s/ DONALD A. WRIGHT                 Executive Vice President and Director
----------------------------------
      Donald A. Wright


  /s/ NICK A. GERDE                    Vice President Finance, Assistant
----------------------------------     Secretary and Director (Principal
      Nick A. Gerde                    Financial and Accounting Officer)


  /s/ LEWIS L. WEAR                    Director
----------------------------------
      Lewis L. Wear